Exhibit 99
FOR IMMEDIATE RELEASE

Contact:  Mary Beth Schwartz  651-293-4891
          mary_beth_schwartz@consecofinance.com

                  CONSECO FINANCE TO SEEK NEW BUSINESS PARTNERS

ST. PAUL, October 22, 2002 - Conseco Finance Corp. today announced that the board of directors of its parent, Conseco, Inc. (OTC: CNCE.OB), has approved a plan to seek new investors for Conseco Finance Corp.'s businesses. The company has engaged the investment banking firm of Lazard Freres LLC, assisted by Credit Suisse First Boston, to pursue various alternatives, including securing new investors and/or selling the company's three business units: manufactured housing finance, mortgage services and consumer finance.

"We believe our businesses will be attractive to investors who have the access to capital necessary to grow the operations," said Chuck Cremens, President & CEO of Conseco Finance Corp. "The initiative to seek new investors is intended to provide the opportunity to continue the growth of our businesses, which serve millions of American families and employ nearly 7,000 dedicated individuals nationwide," Cremens said.

Conseco Finance Corp., with managed assets of $40 billion, is one of America's largest finance companies and a leader in home equity, home improvement, manufactured housing and private label credit card businesses. The company, headquartered in St. Paul, Minn., is a subsidiary of Indianapolis, Ind.-based Conseco, Inc.

Forward Looking Statements

All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by the Company with the Securities and Exchange Commission, press releases, presentations by the Company or its management or oral statements) relative to markets for the Company's products and trends in the Company's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "projected," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic," and other similar expressions,

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constitute forward-looking statements under the Private Securities Litigation
Reform Act of 1995. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statement include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance, which may affect (among other things) the Company's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of the Company's investments and the level of defaults and prepayments of loans made by the Company; (ii) the Company's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives; (iii) customer response to new products, distribution channels and marketing initiatives; (iv) performance of our investments; (v) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of the Company's products; (vi) increasing competition in the finance business including the impact of recent downgrades; (vii) regulatory changes or actions, including those relating to regulation of financial services; (viii) the outcome of the Company's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (ix) actions by rating agencies and the effects of past or future actions by these agencies on the Company's business including the impact of recent downgrades; (x) the ultimate outcome of lawsuits filed against the Company; (xi) the outcome and timing of the restructuring of the indebtedness of Conseco; and (xii) the risk factors or uncertainties listed from time to time in the filings of the Company or its parent, Conseco, with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

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